AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 2002
                                                  REGISTRATION NO.______________
--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                              MSTG SOLUTIONS, INC.
                 (Name of small business issuer in its charter)

           NEVADA                             4812                 33-0972963
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    Identification
                                                                    Number)

3111 NORTH TUSTIN AVENUE, SUITE 280          3111 NORTH TUSTIN AVENUE, SUITE 280
    ORANGE, CALIFORNIA 92865                      ORANGE, CALIFORNIA 92865
         (714) 279-2980                                (714) 279-2980
 (Address and telephone number of             (Address and telephone number of
   principal executive office)                   principal executive office)

                             Mr. Gil Kim, President
                              MSTG Solutions, Inc.
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                                 (714) 279-2980
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Cron
                         15615 Alton Parkway, Suite 175
                            Irvine, California 92618
                               (949) 450-4942 (ph)
                               (949)453-8774 (fax)
                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES             NUMBER OF SHARES   PROPOSED OFFERING   PROPOSED AGGREGATE       AMOUNT OF
TO BE REGISTERED:                             TO BE REGISTERED   PRICE PER SHARE(2)   OFFERING PRICE(2)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.001 par value(1)       1,447,167           $    1.00            1,447,167           $  133.00
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.001 par value,         1,876,000                  (3)                  (3)                -0-
underlying Options(3)
--------------------------------------------------------------------------------------------------------------------------
Underlying Options issuable upon exercise        1,876,000           $    1.50            2,814,000           $  258.00
of Options(3)                                    ---------                                                    ---------
--------------------------------------------------------------------------------------------------------------------------
     TOTAL                                       3,323,167                                4,261,167           $  391.00
--------------------------------------------------------------------------------------------------------------------------

(1)  Shares to be sold from time to time by the Selling Shareholders.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.
(3) Shares underlying certain options granted registration rights with an exercise price of $1.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             DATED NOVEMBER 22, 2002

                                   PROSPECTUS
                             ----------------------
                              MSTG SOLUTIONS, INC.
                             ----------------------

                        3,323,167 Shares of Common Stock

       This prospectus covers 1,447,167 shares of the common stock of MSTG
        Solutions, Inc. to be sold solely by the selling Shareholders and
         1,876,000 shares of common stock underlying certain options to purchase shares of common stock.

          The securities offered hereby involve a high degree of risk.
           Please read the "Risk Factors" Section of this Prospectus.

                        --------------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 Our principal executive offices are located at:
                      3111 North Tustin Avenue, Suite 280,
                            Orange, California 92865
                     Our telephone number is (714) 279-2980


                THE DATE OF THIS PROSPECTUS IS NOVEMBER 22, 2002

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................3

SUMMARY FINANCIAL INFORMATION..................................................3

RISK FACTORS...................................................................4

TERMS OF THE OFFERING..........................................................8

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS........................9

DIVIDEND POLICY................................................................9

SELECTED FINANCIAL DATA........................................................9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................10

AND RESULTS OF OPERATIONS.....................................................10

    OVERVIEW..................................................................10
    RESULTS OF OPERATIONS.....................................................10
    RESULTS OF OPERATIONS FISCAL YEAR ENDED JULY 31, 2002.....................10
       REVENUE................................................................10
       OPERATING EXPENSES.....................................................10
       INCOME FROM OPERATIONS.................................................10
       LIQUIDITY AND CAPITAL RESOURCES........................................11
       FUTURE PLAN OF OPERATION...............................................11
    AVAILABLE INFORMATION.....................................................11
    FORWARD LOOKING STATEMENTS................................................11

ORGANIZATION OF MSTG SOLUTIONS, INC...........................................12

    HISTORY...................................................................12

BUSINESS OF THE COMPANY.......................................................12

    GENERAL...................................................................12
    COMPETITION...............................................................13
    INTELLECTUAL PROPERTY.....................................................14
    EMPLOYEES.................................................................14
    PROPERTIES AND FACILITIES.................................................14
    LITIGATION................................................................14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................15

EXECUTIVE COMPENSATION........................................................15

    EXECUTIVE COMPENSATION....................................................15

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................16

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS.........................16

SELLING SHAREHOLDERS..........................................................17

PLAN OF DISTRIBUTION..........................................................30

    SELLING SHAREHOLDERS......................................................30

DESCRIPTION OF SECURITIES.....................................................30

    COMMON STOCK..............................................................31

LEGAL MATTERS.................................................................31

EXPERTS.......................................................................31

FINANCIAL STATEMENTS..........................................................32

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS..............................33

    EXHIBITS..................................................................31

SIGNATURES....................................................................35

POWER OF ATTORNEY.............................................................35

                               PROSPECTUS SUMMARY

The following summary is only a summary and should be read in conjunction with, the more detailed information and the financial statements, including its notes, appearing elsewhere in this prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

OUR BUSINESS   We initially  established  our  business to market long  distance services throughout network marketing system. We have adjusted our plans to now focus exclusively upon providing products and services for small businesses.

               Our management believes that it has established a convenient method to form a corporation over the Internet, obtain a professionally designed website, retain professionals such as accountants, lawyers and bookkeepers and use these tools to generate income by sharing the Company's products and services with the end consumer. Our main product is C-Pak. C-Pak stands for Corporate Basic Training Package. Our products and services provide training and information on the benefits and advantages of incorporating, having a home-based business, asset protection, advance tax planning, retirement plans, education plans, bookkeeping, basic accounting principles, corporate law and advise, corporate credit building and more. Our training package provides for 12 monthly education seminars, the cost of which is borne by the independent sales representatives. Beginning with C-Pak, we intend that our products and services will be marketed through our network of authorized sales agents and independent sales representatives. Our management believes that this sales network provides the critical link between the end consumer and our products and services.

               In addition  to being our  customers,  customers  can also become authorized sales agents earning commissions and commission overrides depending upon their degree of involvement in the sales network and their success in marketing our products and services.

               We market our services and products  through a network  marketing program comprised of existing customers that encourage individuals to sell the services and products and allow individuals to recruit and develop their own sales organizations. Commissions are paid only when a product or service is sold and no commissions are paid based solely on recruitment. When a product or service is sold, commissions are paid to the agent making the sale, and to other agents or contractors, who are in the line of agents who directly or indirectly recruited the selling reseller. We provide training materials, organizes area-training meetings and designates personnel at the home office specially trained to answer questions and inquiries from agents.

               Approximately 95% of our services and products were sold by the network marketing sales force during the fiscal year ended July 31, 2002.

               A substantial number of our sales agents market our services and products of the Company on a part-time basis only.

               We derive revenues from the marketing efforts of our network marketing sales force. As an authorized reseller an individual is free to build a team and qualify for commission overrides and bonuses. These teams are then trained and can then qualify to earn commission overrides and bonuses throughout the entire organization.

SHARES TO BE   This  prospectus  has been prepared to register  shares of Common
REGISTERED     Stock  that were  previously  issued to various  individuals  and entities exercising options issued as a bonus for their superior performance in the network marketing program and to register shares underlying options which contain a $1.50 exercise price and which have not been exercised. These securities are being registered because the holders of these securities have piggyback registration rights. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Shareholders" section of this prospectus.

                                  THE OFFERING


Common Stock Outstanding as of November 15, 2002       4,512,667shares

Common Stock to be Registered                          1,447,167 shares

Shares of Common Stock Underlying $1.50 Option         1,876,000 shares

Risk Factors                                           The securities offered
                                                       hereby involve a high
                                                       degree of risk and
                                                       immediate substantial
                                                       dilution. See "Risk
                                                       Factors."

Reserved Trading Symbol                                "MTGS"

                          SUMMARY FINANCIAL INFORMATION

The following table presents our selected historical financial data derived from our financial statements. The historical financial data presented herein only summarizes basic data and should be read in conjunction with our financial statements and notes. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus.

                                                           Period from Inception
                                                              (June 26, 2001)
                                       Fiscal Year Ended           through
                                         July 31, 2002        July 31, 2001(1)
                                         -------------        ----------------
     STATEMENT OF INCOME DATA:
          Revenue                         $ 2,652,412           $         0
          Net Income                      $    67,634           $         0
          Net (Income) per Share          $       .02           $         0

                                       Fiscal Year Ended
                                         July 31, 2002
                                         -------------
     BALANCE SHEET DATA:
          Total Assets                    $   423,261
          Total Liabilities               $   206,615
          Stockholders' Equity            $   216,646

(1) We were incorporated in the State of Nevada on June 26, 2001 as Tech Windows; a Nevada corporation, but did not commence operations until August 2001.

                                  RISK FACTORS

THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING US AND OUR BUSINESS CONTAINED IN THIS PROSPECTUS.


WE HAVE ONLY A We commenced implementation of our current business plan LIMITED OPERATING during the fourth quarter of 2001. Prior to October 2001 our
HISTORY.            intended   business  was  the  marketing  of  long  distance
                    services through a network marketing program we established.
                    In the fourth quarter of 2001, we commenced development of the new business plan described in this prospectus. This new business plan has a limited operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. While we generated a small profit during our first fiscal year of operations, there is no assurance that we will be profitable in the future. It is uncertain whether consumers will be willing to pay for products and services at a level that will allow us to sustain long-term profitability.

THERE IS INTENSE We believe that we have substantial competition in both the COMPETITION IN marketing of our products and services and in attracting
THE SALE OF         experienced   authorized   sales   agents.   Many  of  these
INCORPORATION AND   competitors have longer operating histories, larger customer
WEB-SITE            bases,  greater  brand name  recognition  and  significantly
DEVELOPMENT. MANY   greater financial, marketing and other resources than we do.
OF OUR              In addition,  other companies with superior financing to our
COMPETITORS         company  may  elect to enter  the  market.  Competitors  may
ARE MORE            devote  greater   resources  to  marketing  and  promotional
EXPERIENCED AND     campaigns,   and  devote  substantially  more  resources  to
MUCH BETTER         website  and  systems  development  than we can.  We  cannot
FINANCED. WE        assure  you  that we will  be able to  compete  successfully
ANTICIPATE THAT against current and future competitors, and competitive COMPETITION WILL pressures may have a material adverse effect on our
BECOME              business,  prospects,  financial  condition  and  results of
INCREASINGLY        operations.  Further as a  strategic  response to changes in
SEVERE IN THE       the competitive  environment,  our management may, from time
FUTURE AS OTHER to time, make certain service or marketing decisions or COMPANIES MARKET acquisitions that could have a material adverse effect on SIMILAR PRODUCTS. our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

WE ARE DEPENDENT Our business plans depend on the efficient and uninterrupted UPON THE EFFICIENT operation of our computer and communications hardware and DEPLOYMENT OF OUR software systems. These systems and operations are INTERNET SITE AND vulnerable to damage or interruption from human error, RELATED BUSINESS natural disasters, telecommunication failures, break-ins, STRATEGIES. IN sabotage, computer viruses, intentional acts of vandalism
THE EVENT OUR       and  similar  events.  While  we  have  implemented  certain
INTERNET            systems  intended  to  back-up  our  website  and its  data,
TECHNOLOGY IS NOT despite these precautions, there is always the danger that ACCESSIBLE BY THE human error or sabotage could substantially disrupt our
PUBLIC, FOR         website  which  could  cause a loss of visitors to our site,
TECHNICAL REASONS,  damage to our systems, and bad publicity.
WE WILL SUFFER
SEVERE NEGATIVE
BUSINESS
CONSEQUENCES.

WE MAY ENTER INTO Various state-level agencies may regulate components of our BUSINESSES THAT business as our business plan is deployed. It is uncertain ARE SUBJECT TO how these governmental agencies will react to the marketing
GOVERNMENTAL        methods and products  sold by the  Company.  There can be no
REGULATIONS, SUCH   assurance  that any such  regulatory  requirements  will not
AS LAWS             have an adverse effect on our business,  financial condition
ASSOCIATED WITH     or results of operations.
THE REGULATION OF
BUSINESS
FORMATION AND THE
DISSEMINATION OF
INFORMATION TO
THE PUBLIC VIA
THE INTERNET.

THE INTERNET HAS The Internet remains in an early stage for commercial BEEN THE SUBJECT applications. Technological changes will occur which
OF CONSTANT         virtually  immediately impact upon our business  strategies.
TECHNOLOGICAL       If we are unable to either  predict  such changes in advance
CHANGE. IF WE ARE   or  rapidly  adjust  our plans and  technologies  to reflect
UNABLE TO           these changes, our business plans and internet site could be
SUCCESSFULLY AND    rendered  obsolete within a very short period of time. These
TIMELY              changes   include  both  the  development  of  hardware  and
INCORPORATE THESE   software  that could  render  the  Company's  business  plan
CHANGES INTO OUR    non-competitive.
BUSINESS PLAN,
OUR SERVICES
MAYBE RENDERED
OBSOLETE.

OUR BUSINESS IS The Internet based information market is new and rapidly DEPENDENT ON THE evolving. Our business is heavily dependent upon an
CONTINUED GROWTH increasing Internet usage, particularly by consumers and AND USE OF THE businesses. Our business would be materially adversely INTERNET, AS WELL affected if Internet usage does not continue to grow or
AS THE EFFICIENT grows slower than currently projected. Further our business OPERATION OF THE will be adversely affected if consumers or businesses fail
INTERNET.           to use the  Internet  in  sufficient  numbers  to allow  our business plans to be successfully implemented. Internet usage may be inhibited for a number of reasons, such as:

                         o    Inadequate network infrastructure;

                         o    security concerns;

                         o    inconsistent quality of service; and,

                         o unavailability of cost-effective, high-speed access to the Internet.

                    These problems may occur in deploying any business plan that includes Internet related products.

THERE ARE           Federal  and state laws and  regulations  addressing  issues
CURRENTLY LEGAL     such as:
UNCERTAINTIES
RELATING TO THE          o    user privacy;
INTERNET. AS A           o    pricing;
RESULT, IT IS            o    online content regulation;
DIFFICULT TO             o    taxation and the characteristics; and
PREDICT WHAT, IF         o    quality of online products and services.
ANY, IMPACT THESE
REGULATIONS MAY
HAVE UPON OUR
OPERATIONS. IT IS
POSSIBLE THAT
SOME OF THESE
REGULATIONS MAY
SUBSTANTIALLY
INCREASE OUR
COSTS OF DOING
BUSINESS AND
PROHIBIT CERTAIN
BUSINESS
STRATEGIES WE
WISH TO DEPLOY.

WE MAY REQUIRE      We currently  anticipate  that our available cash resources,
ADDITIONAL          combined  with our net  proceeds  from the  exercise  of our
CAPITAL AND OUR options, will be sufficient to meet our presently ABILITY TO RAISE anticipated net capital and expenditure requirements for the
THE NEEDED          foreseeable future based upon known and reasonably estimated
CAPITAL IS          trends.  However,  if we need to raise  additional  funds in
UNCERTAIN.          order  to  support  more  rapid  expansion,  develop  new or enhanced  services  and  products,  respond  to  competitive
                    pressures,    acquire   complementary    businesses   and/or
                    technologies, or respond to unanticipated requirements, there can be no assurance that additional financing will be available when needed on terms favorable to our Company.

WE ARE DEPENDENT    Our success depends,  to a significant extent, upon a number
UPON THE KEY        of  key   employees,   including  the  efforts  of  its  key
SERVICES OF GIL     management  personnel,  specifically our President and Chief
KIM AND JUDY KIM    Executive   Officer,   Gil  Kim,  and  Vice   President  and
WITH WHOM WE        Secretary,  Judy Kim. In order to retain its key  management
HAVE EMPLOYMENT     personnel,   such   individuals   have  been  provided  with
AGREEMENTS, BUT substantial stock and/or options to acquire Common Stock of THEY MAY DESIRE the Company. The Company does not maintain key person life
TO TERMINATE        insurance on its key employees.  The loss of the services of
THEIR               any of its officers,  directors,  and/ or key employees,  or
RELATIONSHIP WITH the inability to identify, hire, train and/or retain other THE COMPANY AT qualified personnel in the future, could have a material
ANY TIME, CAUSING   adverse   effect  on  the  Company's   business,   financial
A SEVERE            condition and operating results.  We believe that our future
DISRUPTION IN       success  will  also  depend  in part  upon  our  ability  to
OUR OPERATIONS.     attract,   retain,   and   motivate   qualified   personnel.
                    Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel.

OUR COMMON STOCK Our Common Stock will be traded on the Over The Counter MAY BE CLASSIFIED Bulletin Board ("OTCBB"). As a result, an investor could
AS A "PENNY         find it more difficult to dispose of, or to obtain  accurate
STOCK" WHICH        quotations  as to the market value of, the stock as compared
COULD CAUSE         to securities  which are traded on the NASDAQ trading market
INVESTORS TO        or on an exchange. In addition,  trading in our Common Stock
EXPERIENCE DELAYS   may be covered by what is known as the "Penny Stock  Rules."
AND OTHER           The penny stock rules require brokers to provide  additional
DIFFICULTIES IN disclosure in connection with any trades involving a stock TRADING SHARES IN defined as a "penny stock," including the delivery, prior to THE STOCK MARKET any penny stock transaction, of a disclosure schedule explaining  the penny stock market and the risks  associated therewith.  The  regulations  governing  penny  stocks could limit the  ability of brokers to sell the shares  offered in this  prospectus  and thus the ability of the  purchasers of this offering to sell these shares in the secondary  market.
                    Our stock will be covered by the penny  stock rules until it has a market  price of $5.00 per share or more,  subject  to certain exceptions.  The trading price of our stock could be subject  to  wide  fluctuations  in  response  to  quarterly
                    variations   in   operating    results,    announcement   of
                    technological innovations or new products by us or our competitors, and other events or factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many Internet companies, which may be unrelated to the operating performance of the specific companies.

WE MAY HAVE         We have issued  options to members of our network  marketing
CONTINGENT          program,   the  amount  of  which  is  determined  by  their
LIABILITIES         performance.  The exercise price of these options range from
RESULTING FROM      $0.25  to  $1.50  per  share.  Some of  these  options  were
OUR RECENT          exercised  and  these  shares  are being  registered  in the
ISSUANCE OF         Registration  Statement, of which this Prospectus is a part.
COMMON STOCK        We cannot  preclude  the  possibility  that an  investor  or investors who purchased securities in connection with the exercise of options will claim that we failed to fully disclose a fact material. In the event any shareholder were to successfully prosecute an action against us on this issue, the shareholders who were investors in this private placement may be entitled to damages including a right to rescind their investment entitling them to a return of their gross investment. We received $560,000 as a result of the exercise of these options. Accordingly, assuming that the shareholders were entitled to a return of their investment damages to the company would, at the minimum, be equal to $560,000 and could exceed that amount. Such a damage award would have a severe and adverse effect on our business, including but not limited to impacting our ability to continue as a going concern.

THE OFFERING        No  federal  or  state   agency  has  made  any  finding  or
PRICE OF THE        determination as to the merits, fairness, or suitability for
SHARES TO BE SOLD   investment  of the  Shares,  nor has any  independent  third
HAS BEEN            party,  such as an investment  banking firm, or other expert
ARBITRARILY         in the valuation of the business or securities,  nor made an
DETERMINED.         evaluation of our economic  potential.  Our legal counsel is not  experienced  in reviewing and verifying the merits of a particular  investment  from a financial  point of view, nor has  legal  counsel  undertaken  to  conduct  such a review.
                    Consequently,  an  investment  in the Shares  should only be made  by  prospective  investors  who,  either  directly  or through their own professional advisors,  have the financial
                    and  business   knowledge  and  experience  to  meaningfully
                    evaluate the merits and risks thereof. Potential investors are urged to seek and obtain an independent analysis of our company, and its business and plan of expanded operations, before making an investment in the Shares.

THE COMPANY HAS A Because we have a limited operating history, there is no LIMITED OPERATING historical financial data upon which an investor may
HISTORY.            evaluate our business and its  prospects.  An investor  must consider the risks,  expenses,  and difficulties  frequently
                    encountered  by  early   development   stage   companies  in
                    competitive and rapidly evolving markets. While we believe that our revenue and valuation model will permit the generation of substantial revenues, there is no guarantee that such revenues will be generated.

GROWTH OF THE       We rely almost  exclusively  upon our network of  authorized
COMPANY IS          sales agents to market our products and services. While this
DEPENDENT UPON      network is currently  comprised  of over 3,000  individuals,
EXPANSION AND       there are certain individuals who generate the vast majority
RETENTION OF THE    of our revenues.  In the event any of these key  individuals
SALE FORCES.        were to leave our marketing  network or to otherwise  become unavailable to participate in the network, our ability to conduct our business could be materially, and perhaps permanently, impaired.

CONTROL OF          Upon  this  Prospectus  being  declared   effective  by  the
COMPANY IN          Securities Exchange Commission, our officers, directors, and
PRINCIPAL           greater-than-five-percent     shareholders     (and    their
SHAREHOLDERS,       affiliates)  will, in the aggregate,  still own beneficially
OFFICERS AND        approximately 76% of the outstanding shares of common stock.
DIRECTORS.          As a result, these persons,  acting together,  will have the ability to control the election and removal of directors and any merger,  consolidation,  or sale of all or substantially all of  our  assets,  and  to  control  our  management  and affairs.  Accordingly,  this  concentration of ownership may have the effect of  delaying,  deferring,  or  preventing  a
                    change  in  control,   impeding  a  merger,   consolidation,
                    takeover, or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn, could materially adversely affect the market price of our common stock.

SPECIAL NOTE        Statements  made in this  prospectus  regarding  our funding
REGARDING           requirements  and  the  timing  of  and  potential  for  our
FORWARD-LOOKING     business constitute forward-looking statements under federal
STATEMENTS.         securities  laws.  Such  statements  are  subject to certain risks and uncertainties that could cause the rate at which we incur expenses and conduct our business to differ materially from those projected. Our ability to proceed with the marketing and development of our business in accordance with the dates anticipated is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which revenues will fund our operations is subject to substantial uncertainty. Undue reliance should not be placed on the dates and time periods discussed in this prospectus. These estimates are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments.

                             TERMS OF THE OFFERING

Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions on the pink sheets, or the OTC Bulletin Board in the event the Company is listed on the OTC Bulletin Board. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

The selling shareholders may effect such transactions by selling Common Stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

Each Selling Shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

We have notified the Selling Shareholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

We are informing the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sales in the market and have provided the Selling Shareholders with a copy of such rules and regulations.

Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such rule.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

We have reserved the trading symbol MTGS and anticipate commencing trading upon the OTC Bulletin Board upon the Registration Statement, of which this Prospectus is a part, being declared effective.

As of November 15, 2002, there were approximately 365 holders of our common stock, as reported by our transfer agent.

                                 DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA

The following selected financial data is a summary and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere. The following tables summarize certain selected financial data of MSTG Solutions, Inc. for the fiscal years ended July 31, 2002 (audited) and for the period from its inception on June 26, 2001 through July 31, 2001 (audited). The data has been derived from financial statements included elsewhere in this prospectus. No dividends have been paid for any of the periods presented.

                                                           Period from Inception
                                                              (June 26, 2001)
                                       Fiscal Year Ended           through
                                         July 31, 2002         July 31, 2001
                                         -------------        ----------------
     STATEMENT OF INCOME DATA:
          Revenue                         $ 2,652,412           $         0
          Net Income                      $    67,634           $         0
          Net (Income) per Share          $       .02           $         0

                                                           Period from Inception
                                                              (June 26, 2001)
                                       Fiscal Year Ended           through
                                         July 31, 2002         July 31, 2001
                                         -------------        ----------------
     BALANCE SHEET DATA:
          Total Assets                    $   423,261           $         0
          Total Liabilities               $   206,646           $         0
          Stockholders' Equity            $   216,646           $         0

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion regarding our financial statements should be read in conjunction with our financial statements included herewith.

OVERVIEW

We are engaged in the business of providing incorporation and small business related products and services to the public.

RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, selected financial information:

                                                           PERIOD FROM INCEPTION
                                                              (JUNE 26, 2001)
                                       FISCAL YEAR ENDED          THROUGH
                                         JULY 31, 2002         JULY 31, 2001
                                         -------------         -------------

                Total Revenue             $ 2,652,412           $         0
                Operating Expenses          2,557,704                     0
                Income before taxes            99,104                     0
                Taxes on income                31,470           $         0
                                          -----------           -----------
                Net Income                $    67,634           $         0

RESULTS OF OPERATIONS FISCAL YEAR ENDED JULY 31, 2002

We commenced operations in August 2001, as a result there is no comparison with previous year's operations.

REVENUE

Revenues for the fiscal year ended July 31, 2002 were $2,652,412. The vast majority of our revenues, $2,267,244, was generated through the sale of our education and training packages by our network marketing program. $224,366 was generated through the payment of independent representative fees (fees paid by our independent representatives to join the network marketing program). The balance of our revenues, $160,803 was generated from miscellaneous sources such as building corporate credit and web hosting and design services. We believe that while the aggregate amount of revenues may increase in the future, the sources of this revenue will contribute approximately the same percentage.

OPERATING EXPENSES

Our operating expenses in the aggregate amount of $2,557,704 are comprised of commissions payable to our independent sales representatives, advertising, printing and travel and entertainment. Sales commissions amounted to $1,439,337. Advertising and noncommissioned marketing expenses, such as traveling and entertainment were $88,454. Expenses associated with corporate formation, such as state filing fees, stock certificates and corporate filing service were $112,146. General and administrative expenses, including employee salaries, equipment rental, professional fees, rent and telephone were $895,686.

INCOME FROM OPERATIONS

We generated $67,634 in net income, after the allowance for income taxes, during our initial fiscal year of operations. Management believes that its focus upon the development of a network marketing system educated in the advantages associated with the various products and services offered by our company has been of critical importance in generating a small profit during our first year of operations.

LIQUIDITY AND CAPITAL RESOURCES

We do not believe that inflation has had a significant impact on our operations since our inception. We believe that our cash flow from operations will be sufficient to support our operations during the next fiscal year. While there can be no assurance, we do not anticipate seeking new capital during the upcoming fiscal year. Our company provides stock options as an incentive to our network marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, we have 1,447,167 shares have been issued as the result of option exercises. We received $560,000 as a result of these option exercises. Each optionholder was provided with a disclosure document prior to the exercise of their options.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Horwitz & Cron, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on behalf of MSTG. The shares underlying these options are registered hereunder.

FUTURE PLAN OF OPERATION

We believe that a critical component of our future growth will be the identification and deployment of additional services required by small business operations. We have found that new product introductions are helpful in assuring continuing interest on the part of the members of our network marketing system. Products and services we are considering include international issues such as visa compliance and import/export regulations, estate and retirement planning and business and life insurance. While there is no assurance that we will introduce any of these products or services to the marketing network and if such an introduction takes place, there is no assurance that the product will be profitable, we are dedicated to continuing to analyze potential new products and services to be offered. We anticipate adding up to five additional employees during the next fiscal year.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.

The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The company's expectation of results and other forward-looking statements contained in this registration statement, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; and competitive factors, such as pricing and marketing efforts. These and other factors may cause expectations to differ.

                      ORGANIZATION OF MSTG SOLUTIONS, INC.

HISTORY

Our company is a Nevada corporation which changed its name from Tech Windows, a Nevada corporation to MSTG Solutions, Inc., a Nevada corporation during the fourth quarter of 2001. The major shareholders of the Company are Gil and Judy Kim, who jointly own 3,100,000 shares of common stock, and Strawberry Canyon Capital, Inc., whose sole shareholder is Lawrence Horwitz, owns 250,000 shares of common stock. Horwitz and Cron, a law firm in which Mr. Horwitz is a partner, provides legal work for our company.

Our operations have been financed exclusively by Gil and Judy Kim together with revenues of the Company. Initially, the Company was established to market long distance services through its network marketing program. The Company has adjusted its plans to now focus exclusively upon Internet related products and services.

                             BUSINESS OF THE COMPANY

GENERAL

We initially established our business to market long distance services through a network marketing program. We have adjusted our plans to now focus exclusively upon providing products and services for small businesses.

Our management believes that it has established a convenient method to form a corporation over the Internet, obtain a professionally designed website, retain professionals such as accountants, lawyers and bookkeepers and use these tools to generate income by sharing the Company's products and services with the end consumer.

Our services and products are designed to educate the public on the full benefits of operating a business as a corporation, as well the various services the typical small business might require in its operations. Our main product is C-Pak. C-Pak stands for Corporate Basic Training Package. Our products and services provide training and information on the benefits and advantages of incorporating, having a home-based business, asset protection, advance tax planning, retirement plans, education plans, bookkeeping, basic accounting principles, corporate law and advice, corporate credit building and more. Our training package provides for 12 monthly education seminar, that include, but are not limited to discussions/instruction on the following topics:

     o Corporate Entities and Strategies - Which is the best business entity for me?
     o Corporate Formalities - What do I need to do to comply with legal requirements to assure that my corporate protects my personal assets?
     o Setting up Books for your Corporation - How do I properly document my business income and expenses?
     o Basic Corporate Credit Profile Building - How will I build a corporate credit that has nothing to do with my personal credit profile?
     o What contracts do I need and what are the key clauses of these contracts?
     o    How can I legally save federal and state income taxes?
     o    What is the best retirement and savings plan for me?

We have local, regional, and national training events as well as national conference calls in which our customers can participate. Customers are awarded a certificate of attendance at the first educational seminar offered by our MSTG Academy that customers attend.

After customers receive their certificates of attendance, customers have a one-year (from the date of purchase) free attendance pass to our Academy's educational training and seminars. In addition, should a customer desire to incorporate their business, the customer can avail themselves of our FREE incorporation service (state filing fees and filing of annual list of officers are not included) within two years from the date of purchase.
We have packaged this bundle of products and services into our C-Pak product, which is intended to be a complete incorporation and website development package. Small and home-based businesses may then acquire C-Pak to both incorporate and obtain a presence on the Internet.

Beginning with C-Pak, we intend that our products and services will be marketed through our network of authorized independent sales representatives. Our management believes that this sales network provides the critical link between the end consumer and our products and services.

We have recently expanded our services to include corporate record maintenance, bookkeeping services, Dunn and Bradstreet filing and compliance, resident agent services, website upgrades and development, business legal issues and contracts and tax planning. We are currently considering expanding our seminar offerings to include international programs such as visa compliance, bank financing and import/export assistance. While there is no assurance that we will successfully expand our range of services to include any or all of the foregoing services, it is presently our intention to monitor the marketplace for services and products which compliment the existing offerings and to incorporate such services/products into our business plans.

In addition to being our customers, customers can also become authorized sales agents earning commissions and commission overrides depending upon their degree of involvement in the sales network and their success in marketing our products and services.

We market our services and products through a network marketing program comprised of existing customers that encourage individuals to sell the services and products and allow individuals to recruit and develop their own sales organizations. Commissions are paid only when a product or service is sold and no commissions are paid based solely on recruitment. When a product or service is sold, commissions are paid to the sales agent making the sale, and to other sales agents, who are in the line of sales agents who directly or indirectly recruited the selling reseller. We provide training materials, organizes area-training meetings and designates personnel at the home office specially trained to answer questions and inquiries from sales agents. We offer various communication avenues to our sales associates to keep such associates informed of any changes in the marketing of our services and products. The primary communication vehicles we utilize to keep our sales agents informed include extensive use of email, an interactive voice-mail service, an interactive voice response system and our website, www.mstgs.com.

Network marketing is primarily used for marketing based on personal sales since it encourages individual or group face-to-face meetings with potential customers and has the potential of attracting a large number of sales personnel within a short period of time. Our marketing efforts towards individuals typically target the small business owners or individuals and seek to educate potential customers concerning the benefits of using corporations in business and in selling the various products and services we offer. Approximately 95% of our services and products were sold by the network sales force during the fiscal year ended July 31, 2002.

Sales agents are generally engaged as independent contractors and are provided with training materials and are given the opportunity to participate in our training programs. Sales agents are required to be our customers and to have completed specified training through the MSTG Academy prior to marketing our services and products. All advertising and solicitation materials used by sales agents must be approved by the Company prior to use. We currently have over 3,000 sales agents marketing our products and services throughout the United States and Canada. A vested reseller is entitled to continue to receive commissions on prior sales after all previous commission advances have been recovered. A substantial number of our sales agents market our services and products on a part-time basis only.

The Company derives revenues from the marketing efforts of its network marketing sales force. As an authorized reseller an individual is free to build a team and qualify for commission overrides and bonuses. These teams are then trained and can then qualify to earn commission overrides and bonuses throughout the entire organization.

COMPETITION

The Company believes that it has substantial competition in both the marketing of its products and services over the Internet and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time-to-time, make certain service or marketing decisions or acquisitions that could have a material adverse affect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

Our competitors include virtually all companies that offer some or all of our products and services and all companies which market any product or service utilizing network marketing.

INTELLECTUAL PROPERTY

We currently have an application pending with the United States Patent and Trademark Office for registration of the name "MSTG Solutions" as a trademark. We have also registered the website domain name of www.mstgs.com.

We do not rely on proprietary technology in providing our services and products over the Internet. While we use technology which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

We have no collective labor agreements.

EMPLOYEES

As of the date hereof, we have five full-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. Long term, we will attempt to hire additional employees as needed based upon our growth rate.

PROPERTIES AND FACILITIES

Our main administrative offices are located at 3111 North Tustin Avenue, Suite 280, Orange, California 92865, consisting of 3,000 square feet, with a lease obligation of $5,000 per month. We also maintain a satellite office in Las Vegas, Nevada located at 3900 Paradise Road, Las Vegas, Nevada, consisting of 900 square feet, with a lease obligation of $1,600 per month.

LITIGATION

To the best knowledge of our Management, there is currently no material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers are as follows:

     Name              Age      Office
     ---------------------------------------------------------------------------

     Gil Kim           47       President and Chairman of the Board of Directors

     Judy Kim          47       Chief Financial Officer, Secretary and Director

GIL KIM, AGE 47 - PRESIDENT AND CHAIRMAN OF THE BOARD. Mr. Kim began his career in network marketing as an Independent Representative of NTC (National Telephone and Communications, Inc.) in 1993. NTC was a reseller of long distance telephone services. He immediately became NTC's number one salesmen and was instrumental in building a sales force of over 100,000 independent representatives who generated in excess of $100,000,000 in sales during his six-year career as a NTC independent sales representative. When the president of the marketing division of NTC left in February 2000 to build PriceNetUSA, he asked Mr. Kim to market PriceNet's products. During Mr. Kim's one year of participation in the PriceNet marketing effort, Mr. Kim was the leading independent sales representative of PriceNet, marketing PriceNet's online shopping mall. Mr. Kim is a California licensed real estate broker and continues to be an active investor in various companies.

JUDY KIM, AGE 47 - CHIEF FINANCIAL OFFICER, SECRETARY AND DIRECTOR. Mrs. Kim is the wife of Gil Kim. She attended Hon Yik University with a degree in Arts. From 1984-1991, Mrs. Kim was the office manager for Young Shin Chiropractic Services. During 1992-1997 Mrs. Kim also managed a restaurant and a convenience market owned by Mr. and Mrs. Kim. Mrs. Kim actively assisted Mr. Kim in organizing the network marketing organizations operating under Mr. Kim at NTC and at PriceNet.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following table and attached notes sets forth the compensation of our executive officers and directors during the last fiscal year.

                                                                                                Long Term Compensation
                                                                                                ----------------------
                                              Annual Compensation                         Awards                     Payouts
                                              -------------------                -------------------------    ----------------------
                                                                       Other     Restricted    Securities
                                 Year     Salary         Bonus         annual      Stock       Underlying      LTIP       All other
Name and Principal Position                                         Compensation   Awards     Options/SARs    Payouts   Compensation

Gil Kim, President(1)            2001          -0-           -0-        None      500,000           -0-         None        None
                                 2002    $ 262,500     $ 210,660        None      options           -0-         None        None

Judy Kim, Vice President,        2001          -0-           -0-        None                        -0-         None        None
Controller                       2002    $  52,500           -0-        None                        -0-         None        None
                                         ---------     ---------                                 ------

All officers as a group          2001          -0-           -0-        None                        -0-         None        None
(2 persons)                      2002    $ 315,000     $ 210,660        None                        -0-         None        None

NOTES TO EXECUTIVE COMPENSATION
-------------------------------

(1) The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named above did not receive other compensation in excess of the lesser of $25,000 or 10% of such officers' cash compensation.

EMPLOYMENT AGREEMENTS
---------------------

The Company has an employment agreement with Judy Kim, its Secretary and Controller, dated December 1, 2001. This agreement has a term of five years, provides for an annual salary of $52,000, and incentive cash and stock option bonuses. There is no severance provision.

The Company has an employment agreement with Gil Kim, its President, dated December 1, 2001. This agreement has a term of five years, provides for an annual salary of $262,500, and incentive cash and stock option bonuses. There is no severance provision.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

On January 25, 2002, we executed a Retainer Agreement with Horwitz & Con to provide legal services to our company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Horwitz & Cron, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on behalf of MSTG.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock and stock options as of November 15, 2002 by each stockholder known by us to be the beneficial owner of more than five percent of the outstanding Common Stock, each of our directors, and all directors and officers as a group.

                                             Shares of                Percent of
Name and Address                          Common Stock(1)              Class(2)
----------------                          ---------------             ----------

Gil Kim and Judy Kim, JWTROS(2)              3,600,000                   76%

Lawrence W. Horwitz                            500,000
                                             ---------
All Officers and Directors
as a Group (2 persons)                       4,100,000                   76%

---------------
(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Mr. and Mrs. Kim own 3,100,000 shares of Common Stock and 500,000 options exercisable at $0.25 per share. Mr. Horwitz owns 250,000 shares of Common Stock and 250,000 options exercisable at $0.50 per share.

(2) C/o MSTG Solutions, Inc., 3111 North Tustin Avenue, Suite 280, Orange, California 92865.

                              SELLING SHAREHOLDERS

The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders.

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
1.   Kayumanggi N. Ongchangco                 1,600                       *
--------------------------------------------------------------------------------
2.   Bituin Vita                              1,600                       *
--------------------------------------------------------------------------------
3.   Reynaldo M. Salazar                     10,000                       *
--------------------------------------------------------------------------------
4.   Fe B. Pabalan                            1,000                       *
--------------------------------------------------------------------------------
5.   Reynaldo M. Salazar                     10,000                       *
--------------------------------------------------------------------------------
6.   Reynaldo M. Salazar                     10,000                       *
--------------------------------------------------------------------------------
7.   Edward B. Bello                          2,900                       *
--------------------------------------------------------------------------------
8.   James Bello                                200                       *
--------------------------------------------------------------------------------
9.   Beatrice C. Pracale-Bermudez               650                       *
--------------------------------------------------------------------------------
10.  Cielo Fuentes                           12,150                       *
--------------------------------------------------------------------------------
11.  Shari and Albert Villarde                3,300                       *
--------------------------------------------------------------------------------
12.  Sharimar B. Manalang                     4,000                       *
--------------------------------------------------------------------------------
13.  Juan A. Planas, III                     10,000                       *
--------------------------------------------------------------------------------
14.  Omar Anabo                              25,250                       *
--------------------------------------------------------------------------------
15.  "J" Chivante                             1,000                       *
--------------------------------------------------------------------------------
16.  Ken J. Thompson                          4,000                       *
--------------------------------------------------------------------------------
17.  Jean Villeneuve                            600                       *
--------------------------------------------------------------------------------
18.  Anne Beaudoin                              400                       *
--------------------------------------------------------------------------------
19.  Carole Robb Bisson                         400                       *
--------------------------------------------------------------------------------
20.  Robert Lemay                               400                       *
--------------------------------------------------------------------------------
21.  Louisette Beaudoin-Lafleur                 400                       *
--------------------------------------------------------------------------------
22.  Louisette Beaudoin-Lafleur                 400                       *
--------------------------------------------------------------------------------
23.  Serg Desjardine                          3,400                       *
--------------------------------------------------------------------------------
24.  Serg Desjardine                            800                       *
--------------------------------------------------------------------------------
25.  Emile Laurel                               200                       *
--------------------------------------------------------------------------------
26.  Teresita S. Alayu                        1,000                       *
--------------------------------------------------------------------------------
27.  Luis and Cesar Amaya                       200                       *
--------------------------------------------------------------------------------
28.  Ethel Fulinara Arreola                     200                       *
--------------------------------------------------------------------------------
29.  Bill Balisi                             15,000                       *
--------------------------------------------------------------------------------
30.  Susan Guzman Balisi                      3,000                       *
--------------------------------------------------------------------------------
31.  Joyce Butler                               200                       *
--------------------------------------------------------------------------------
32.  Mars G. Charifa                          2,000                       *
--------------------------------------------------------------------------------
33.  Liza M. Cornel                           3,100                       *
--------------------------------------------------------------------------------
34.  Carlo Corsame                           10,000                       *
--------------------------------------------------------------------------------
35.  Estrella Costales                        2,000                       *
--------------------------------------------------------------------------------
36.  Beryl Curtom                               200                       *
--------------------------------------------------------------------------------
37.  Virginia M. Curtom                       3,509                       *
--------------------------------------------------------------------------------
38.  Jose Z. Del Rosario                        100                       *
--------------------------------------------------------------------------------
39.  Samuel E. Eastman                        2,000                       *
--------------------------------------------------------------------------------
40.  Alice Eliazo                             1,000                       *
--------------------------------------------------------------------------------
41.  Pacita Floriam Florida                  25,000                       *
--------------------------------------------------------------------------------
42.  Estela Fulinara                          5,709                       *
--------------------------------------------------------------------------------
43.  Vince Fulinara                             200                       *
--------------------------------------------------------------------------------
44.  Vivencio A. Fulinara                       200                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
45.  Ofelia B. Generosa                      25,700                       *
--------------------------------------------------------------------------------
46.  Dalisay G. Hungerford                      200                       *
--------------------------------------------------------------------------------
47.  Annette Jung                            29,200                       *
--------------------------------------------------------------------------------
48.  Andrew Kong                              5,700                       *
--------------------------------------------------------------------------------
49.  Benjamin Lopez                           1,000                       *
--------------------------------------------------------------------------------
50.  Nelia Martin                               200                       *
--------------------------------------------------------------------------------
51.  Lillian M. Maner                           200                       *
--------------------------------------------------------------------------------
52.  Araceli C. Mercado                       1,000                       *
--------------------------------------------------------------------------------
53.  Felicidad B. Miana                       5,000                       *
--------------------------------------------------------------------------------
54.  Felicidad B. Miana                       2,500                       *
--------------------------------------------------------------------------------
55.  Felicidad B. Miana                       2,500                       *
--------------------------------------------------------------------------------
56.  Pamela D. Mills                            200                       *
--------------------------------------------------------------------------------
57.  Sonja F. Morley                            200                       *
--------------------------------------------------------------------------------
58.  Patrick Nhan                            40,000                       *
--------------------------------------------------------------------------------
59.  Robert Nhan                             40,000                       *
--------------------------------------------------------------------------------
60.  Kayumanggi F. Ongchangco, Jr.              200                       *
--------------------------------------------------------------------------------
61.  Anita E. Pascua                            200                       *
--------------------------------------------------------------------------------
62.  Glenda Pryor                               200                       *
--------------------------------------------------------------------------------
63.  Librada Quintas                            200                       *
--------------------------------------------------------------------------------
64.  Loreta T. Rabina                           200                       *
--------------------------------------------------------------------------------
65.  Rafael A. Reyes                            200                       *
--------------------------------------------------------------------------------
66.  Eddie B. Salazar                           200                       *
--------------------------------------------------------------------------------
67.  Lorelie Sales                           10,000                       *
--------------------------------------------------------------------------------
68.  Alexander Santiago                       2,900                       *
--------------------------------------------------------------------------------
69.  William Santiago                           200                       *
--------------------------------------------------------------------------------
70.  Christine Fulinara Soria                   200                       *
--------------------------------------------------------------------------------
71.  Teresita L. Victoria                    25,900                       *
--------------------------------------------------------------------------------
72.  Lancaster P. Zabalerio                     400                       *
--------------------------------------------------------------------------------
73.  Nellie F. Brual                          7,780                       *
--------------------------------------------------------------------------------
74.  Victoria S. Calub                          200                       *
--------------------------------------------------------------------------------
75.  Leonar N. Canlas                           200                       *
--------------------------------------------------------------------------------
76.  Harvey G. Carrathus                        400                       *
--------------------------------------------------------------------------------
77.  Alvin R. Griffin                           200                       *
--------------------------------------------------------------------------------
78.  Lorenzo, Lorenzo                           200                       *
--------------------------------------------------------------------------------
79.  Melve J. Ma                                200                       *
--------------------------------------------------------------------------------
80.  Daniel V. Manalang                       2,500                       *
--------------------------------------------------------------------------------
81.  Sharimar B. Manalang                     6,000                       *
--------------------------------------------------------------------------------
82.  Edgardo H. Medina                        2,700                       *
--------------------------------------------------------------------------------
83.  Angelina B. Nicolas                        200                       *
--------------------------------------------------------------------------------
84.  Abigail C. Planas                          400                       *
--------------------------------------------------------------------------------
85.  Jonathan Planas                            200                       *
--------------------------------------------------------------------------------
86.  Juan A. Planas, III                      2,700                       *
--------------------------------------------------------------------------------
87.  Rommel Ramirez                             400                       *
--------------------------------------------------------------------------------
88.  Jose M. Regacho, Jr.                       200                       *
--------------------------------------------------------------------------------
89.  Richard Rodriguez                       40,000                       *
--------------------------------------------------------------------------------
90.  Peter Sequeira                           1,000                       *
--------------------------------------------------------------------------------
91.  Felie B. Syfu                            3,300                       *
--------------------------------------------------------------------------------
92.  Juana E. Torio                           3,300                       *
--------------------------------------------------------------------------------
93.  Khang T. Truong                         10,000                       *
--------------------------------------------------------------------------------
94.  Annette L. Velasco                         200                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
95.  Kevin J. McGinn                         10,000                       *
--------------------------------------------------------------------------------
96.  Rizaldy Tabada                             200                       *
--------------------------------------------------------------------------------
97.  Chrisy Hui                              10,000                       *
--------------------------------------------------------------------------------
98.  Fai Hui                                 12,000                       *
--------------------------------------------------------------------------------
99.  Audrey Hsu                              12,000                       *
--------------------------------------------------------------------------------
100. Sam O. Laguitan                            300                       *
--------------------------------------------------------------------------------
101. Dante Laguitan                             100                       *
--------------------------------------------------------------------------------
102. Richard Legaspi                            200                       *
--------------------------------------------------------------------------------
103. Hermilo Pabalan                         10,000                       *
--------------------------------------------------------------------------------
104. Fe B. Pabalan                           10,000                       *
--------------------------------------------------------------------------------
105. Amelia N. Ramirez                          200                       *
--------------------------------------------------------------------------------
106. Rodney N. Ramirez                          200                       *
--------------------------------------------------------------------------------
107. Roxanne Bradley                            200                       *
--------------------------------------------------------------------------------
108. Angelina B. Nicolas                      2,000                       *
--------------------------------------------------------------------------------
109. Edmundo P. Nicolas                       2,000                       *
--------------------------------------------------------------------------------
110. Edmundo P. Nicolas                       2,000                       *
--------------------------------------------------------------------------------
111. Rochelle H. Abanador                     3,600                       *
--------------------------------------------------------------------------------
112. Yolanda Lasmarias                          200                       *
--------------------------------------------------------------------------------
113. Angelina B. Nicolas                      2,300                       *
--------------------------------------------------------------------------------
114. Marisa N. Ricafrente                     1,000                       *
--------------------------------------------------------------------------------
115. Jenny Ku                                   200                       *
--------------------------------------------------------------------------------
116. Laveai Falealili                           200                       *
--------------------------------------------------------------------------------
117. Veronica A. Mitchell                     2,000                       *
--------------------------------------------------------------------------------
118. Dante Arpon                                200                       *
--------------------------------------------------------------------------------
119. Marilou Schmidt                            200                       *
--------------------------------------------------------------------------------
120. Araceli Totten                           2,700                       *
--------------------------------------------------------------------------------
121. Leonard Totten                             200                       *
--------------------------------------------------------------------------------
122. Edward M. Badillo                          300                       *
--------------------------------------------------------------------------------
123. Tat-Sing Chan                              100                       *
--------------------------------------------------------------------------------
124. Josephine Wang                             100                       *
--------------------------------------------------------------------------------
125. Lilli Ann V. Bernarbe                      200                       *
--------------------------------------------------------------------------------
126. Gonzalo B. Estrada, Jr.                    200                       *
--------------------------------------------------------------------------------
127. Marie Foote                                200                       *
--------------------------------------------------------------------------------
128. A. Daniel Pezzota                          200                       *
--------------------------------------------------------------------------------
129. Anthony Pezzota                          2,700                       *
--------------------------------------------------------------------------------
130. Anthony Pezzota                            200                       *
--------------------------------------------------------------------------------
131. Emmanuel Madlansacay                       200                       *
--------------------------------------------------------------------------------
132. Veronica Powell                            200                       *
--------------------------------------------------------------------------------
133. Earl Peter Totten                          200                       *
--------------------------------------------------------------------------------
134. Lucille R. Aguiluz                       7,200                       *
--------------------------------------------------------------------------------
135. Carlos L. Ilem                           6,800                       *
--------------------------------------------------------------------------------
136. Guillermo B. Rustia                        200                       *
--------------------------------------------------------------------------------
137. Ernesto S. Favis                        12,000                       *
--------------------------------------------------------------------------------
138. Rossel Tongol                              200                       *
--------------------------------------------------------------------------------
139. Elaina Favis                             3,300                       *
--------------------------------------------------------------------------------
140. Josefina A. Valencia                       200                       *
--------------------------------------------------------------------------------
141. Wilfredo Favis                           3,300                       *
--------------------------------------------------------------------------------
142. Cristina Nicolas                           200                       *
--------------------------------------------------------------------------------
143. Andres Briones                           3,600                       *
--------------------------------------------------------------------------------
144. Lorenzo G. Nicholas                        400                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
145. William E. Kintner                       3,300                       *
--------------------------------------------------------------------------------
146. Elizabeth Anna Tate                        200                       *
--------------------------------------------------------------------------------
147. Nelia B. Jose                            3,100                       *
--------------------------------------------------------------------------------
148. Matt Simison                            29,200                       *
--------------------------------------------------------------------------------
149. Joe M. Godimez                             200                       *
--------------------------------------------------------------------------------
150. Dale C. Gardin                             300                       *
--------------------------------------------------------------------------------
151. Flordeliza B. Corpuz                       200                       *
--------------------------------------------------------------------------------
152. Helen Reyes                              3,600                       *
--------------------------------------------------------------------------------
153. Lourdes C. Planas                        3,600                       *
--------------------------------------------------------------------------------
154. Ruth Elizabeth C. Planas                 2,800                       *
--------------------------------------------------------------------------------
155. Jonathan Planas                          2,500                       *
--------------------------------------------------------------------------------
156. Ruth Elizabeth C. Planas                   200                       *
--------------------------------------------------------------------------------
157. Abigail C. Planas                        2,700                       *
--------------------------------------------------------------------------------
158. Helen Grace Aquino                         200                       *
--------------------------------------------------------------------------------
159. Fe Pabalan                               5,000                       *
--------------------------------------------------------------------------------
160. Chan Tat-Sing                            1,800                       *
--------------------------------------------------------------------------------
161. Josephine Wang                           1,700                       *
--------------------------------------------------------------------------------
162. Jason Wang                                 200                       *
--------------------------------------------------------------------------------
163. Edith G. Clark                           1,800                       *
--------------------------------------------------------------------------------
164. Esera Satele                               500                       *
--------------------------------------------------------------------------------
165. Pascuala Garcia                         16,000                       *
--------------------------------------------------------------------------------
166. Dave Keleti                                200                       *
--------------------------------------------------------------------------------
167. Vladimir Somer                             200                       *
--------------------------------------------------------------------------------
168. Juan A. Planas, III                        100                       *
--------------------------------------------------------------------------------
169. Ruth Elizabeth C. Planas                   600                       *
--------------------------------------------------------------------------------
170. Abigail C. Planas                          400                       *
--------------------------------------------------------------------------------
171. Marciano T. de Guzman                      200                       *
--------------------------------------------------------------------------------
172. Emma Eastman                             1,000                       *
--------------------------------------------------------------------------------
173. Benjamina G. Ballesteros                 2,000                       *
--------------------------------------------------------------------------------
174. Emil John A. Estolano                      200                       *
--------------------------------------------------------------------------------
175. Nyen C. Chia                             3,600                       *
--------------------------------------------------------------------------------
176. Christine M. Richie                        300                       *
--------------------------------------------------------------------------------
177. Ofelia Generosa                         10,000                       *
--------------------------------------------------------------------------------
178. Nila L. Salvana                            200                       *
--------------------------------------------------------------------------------
179. Tan L. Joey                                100                       *
--------------------------------------------------------------------------------
180. Jose C. Atil, Jr.                        3,300                       *
--------------------------------------------------------------------------------
181. Corazon, Villanueva-Flascha                200                       *
--------------------------------------------------------------------------------
182. Corazon, Villanueva-Flascha              3,500                       *
--------------------------------------------------------------------------------
183. Edna Sales                                 200                       *
--------------------------------------------------------------------------------
184. Macky Lasmarias                            200                       *
--------------------------------------------------------------------------------
185. Manuel R. Lasmarias, Jr.                   200                       *
--------------------------------------------------------------------------------
186. Yolanda Lasmarias                          300                       *
--------------------------------------------------------------------------------
187. Paul Cheng                                 100                       *
--------------------------------------------------------------------------------
188. Dele Hope Esiri                            200                       *
--------------------------------------------------------------------------------
189. Sharon Phillips                            200                       *
--------------------------------------------------------------------------------
190. Dalisay Lacson                             200                       *
--------------------------------------------------------------------------------
191. Guillermo Pidlaoan, Jr.                    200                       *
--------------------------------------------------------------------------------
192. Marlon Rivera                              200                       *
--------------------------------------------------------------------------------
193. Jasmine Penano                             200                       *
--------------------------------------------------------------------------------
194. Venacio M. Penano                        2,900                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
195. Anita E. Pascua                          3,675                       *
--------------------------------------------------------------------------------
196. Edward T. Pascua                           200                       *
--------------------------------------------------------------------------------
197. Melvin J. Penano                           200                       *
--------------------------------------------------------------------------------
198. Jesse Badiang                            1,000                       *
--------------------------------------------------------------------------------
199. Manolo P. Nicolas                          200                       *
--------------------------------------------------------------------------------
200. Corazon, Villanueva-Flascha                200                       *
--------------------------------------------------------------------------------
201. Emmy B. Vera Cruz                        1,000                       *
--------------------------------------------------------------------------------
202. Soleta L. Abot                             200                       *
--------------------------------------------------------------------------------
203. Gloria N. Sanders                        1,000                       *
--------------------------------------------------------------------------------
204. Amy L. Saroca                              200                       *
--------------------------------------------------------------------------------
205. Jose del Rosario                           100                       *
--------------------------------------------------------------------------------
206. Milagros, Reotutar                         500                       *
--------------------------------------------------------------------------------
207. Philip Pasco                               200                       *
--------------------------------------------------------------------------------
208. Rona M. Rivera                             500                       *
--------------------------------------------------------------------------------
209. Cristina Nicolas                           100                       *
--------------------------------------------------------------------------------
210. Carmen C. Hernandez                      2,000                       *
--------------------------------------------------------------------------------
211. Soledad S. Carungcong                      500                       *
--------------------------------------------------------------------------------
212. Theresa Ledet                              200                       *
--------------------------------------------------------------------------------
213. Phyllis Boner                              500                       *
--------------------------------------------------------------------------------
214. Henry & Melba Thompson                     200                       *
--------------------------------------------------------------------------------
215. Joyce S. Wells                             200                       *
--------------------------------------------------------------------------------
216. Jean Villeneuve                          2,800                       *
--------------------------------------------------------------------------------
217. Leo Robinson                             4,400                       *
--------------------------------------------------------------------------------
218. Gerald Beuman                            4,400                       *
--------------------------------------------------------------------------------
219. Jean Carter                              4,400                       *
--------------------------------------------------------------------------------
220. Jacques de Schamps                       4,400                       *
--------------------------------------------------------------------------------
221. Serge Desjardins                         5,200                       *
--------------------------------------------------------------------------------
222. Jonathan Golfo                           5,000                       *
--------------------------------------------------------------------------------
223. Virginia M. Curtom                       2,000                       *
--------------------------------------------------------------------------------
224. Precious Pearl, Inc.                     5,000                       *
--------------------------------------------------------------------------------
225. Precious Pearl, Inc.                     5,000                       *
--------------------------------------------------------------------------------
226. Ofelia Generosa                          3,300                       *
--------------------------------------------------------------------------------
227. Michael Dwane Bolden                    16,000                       *
--------------------------------------------------------------------------------
228. Homer-Chris L. Victoria                  3,300                       *
--------------------------------------------------------------------------------
229. Ok Bun Lim                                 200                       *
--------------------------------------------------------------------------------
230. Betty S. Kim                             7,200                       *
--------------------------------------------------------------------------------
231. Pearl Robson                               500                       *
--------------------------------------------------------------------------------
232. George Kelman                              400                       *
--------------------------------------------------------------------------------
233. Louisette Beaudoin                       2,500                       *
--------------------------------------------------------------------------------
234. Helen Salim                              3,600                       *
--------------------------------------------------------------------------------
235. Samson Wang                                200                       *
--------------------------------------------------------------------------------
236. Francisco Rendon                           200                       *
--------------------------------------------------------------------------------
237. Ryan Gong                                3,600                       *
--------------------------------------------------------------------------------
238. Maria Hill                               8,600                       *
--------------------------------------------------------------------------------
239. Antonio Chavez, Jr.                        200                       *
--------------------------------------------------------------------------------
240. Mark Slater                                200                       *
--------------------------------------------------------------------------------
241. Gilbert Chavez                             200                       *
--------------------------------------------------------------------------------
242. Joyce Kilner                             3,600                       *
--------------------------------------------------------------------------------
243. Julie Fe F. Relopez                        200                       *
--------------------------------------------------------------------------------
244. Efren Inenita Lucena                       200                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
245. Nyla & Romualdo Soriano                  1,600                       *
--------------------------------------------------------------------------------
246. James Lopez                                200                       *
--------------------------------------------------------------------------------
247. Joseph Luna                                200                       *
--------------------------------------------------------------------------------
248. Noriel P. Adricula                       3,700                       *
--------------------------------------------------------------------------------
249. Venkatesh S. Attar                         200                       *
--------------------------------------------------------------------------------
250. Jaime B. Roaquin, Jr.                    3,600                       *
--------------------------------------------------------------------------------
251. Araceli Totten                             300                       *
--------------------------------------------------------------------------------
252. Lualhati Dinglasan                         800                       *
--------------------------------------------------------------------------------
253. Cielo Fuentes                            2,800                       *
--------------------------------------------------------------------------------
254. John G. Fuentes                          2,800                       *
--------------------------------------------------------------------------------
255. Lamar Legaspi                              200                       *
--------------------------------------------------------------------------------
256. Maria Pracale-Ocampo                       150                       *
--------------------------------------------------------------------------------
257. Pearl Robson                             2,700                       *
--------------------------------------------------------------------------------
258. Richard Rodriguez                       12,000                       *
--------------------------------------------------------------------------------
259. Henry Stevens                              200                       *
--------------------------------------------------------------------------------
260. Manuel Seneres                             200                       *
--------------------------------------------------------------------------------
261. Richard Aguilar                          3,100                       *
--------------------------------------------------------------------------------
262. Lolita Albaniel-Brown                      200                       *
--------------------------------------------------------------------------------
263. Irina Aleksandryan                         200                       *
--------------------------------------------------------------------------------
264. Eleanor C. Ambat                           200                       *
--------------------------------------------------------------------------------
265. Jack Arambula                              200                       *
--------------------------------------------------------------------------------
266. Norma M. Ariate                          3,200                       *
--------------------------------------------------------------------------------
267. Andon Armao                                200                       *
--------------------------------------------------------------------------------
268. Eduardo Axtle                            3,000                       *
--------------------------------------------------------------------------------
269. Maria Axtle                                200                       *
--------------------------------------------------------------------------------
270. Olivia Barrera                           3,600                       *
--------------------------------------------------------------------------------
271. Teresita S. Bautista                       200                       *
--------------------------------------------------------------------------------
272. Melvyn Beck                                200                       *
--------------------------------------------------------------------------------
273. Marilyn Bustamante                         300                       *
--------------------------------------------------------------------------------
274. Marilyn Bustamante                         500                       *
--------------------------------------------------------------------------------
275. Marilyn Bustamante                         500                       *
--------------------------------------------------------------------------------
276. Marilyn Bustamante                         500                       *
--------------------------------------------------------------------------------
277. Marilyn Bustamante                         500                       *
--------------------------------------------------------------------------------
278. Marilyn Bustamante                         500                       *
--------------------------------------------------------------------------------
279. Marilyn Bustamante                         500                       *
--------------------------------------------------------------------------------
280. Nancy C. Cabanilla                       1,250                       *
--------------------------------------------------------------------------------
281. Julian Caparaz                             150                       *
--------------------------------------------------------------------------------
282. Ernesto Carlos, Jr.                        200                       *
--------------------------------------------------------------------------------
283. Lyle Carlton                               200                       *
--------------------------------------------------------------------------------
284. Antonio Chavez, Jr.                      1,794                       *
--------------------------------------------------------------------------------
285. Gracieta Cilot                             200                       *
--------------------------------------------------------------------------------
286. Wilma Cleofas                              200                       *
--------------------------------------------------------------------------------
287. Susan M. Colberg                           200                       *
--------------------------------------------------------------------------------
288. Lily B. Cordero                          1,800                       *
--------------------------------------------------------------------------------
289. Jorge A. Cordoba                           200                       *
--------------------------------------------------------------------------------
290. Natividad M. Costa                         200                       *
--------------------------------------------------------------------------------
291. Luta Letecia E. Coulon                     200                       *
--------------------------------------------------------------------------------
292. Charles E. Davis                           300                       *
--------------------------------------------------------------------------------
293. John Davis                               3,600                       *
--------------------------------------------------------------------------------
294. John Davis                               3,600                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
295. Cindi Drake                              3,600                       *
--------------------------------------------------------------------------------
296. Dream Savers, Inc.                       3,100                       *
--------------------------------------------------------------------------------
297. E.N.N.K., Inc.                             200                       *
--------------------------------------------------------------------------------
298. Regina T. Ellak                            200                       *
--------------------------------------------------------------------------------
299. Elsa Embesan                               200                       *
--------------------------------------------------------------------------------
300. Jocelyn C. Enriquez                      1,800                       *
--------------------------------------------------------------------------------
301. Rosalio Flores                           3,600                       *
--------------------------------------------------------------------------------
302. Franco Filice                           20,000                       *
--------------------------------------------------------------------------------
303. J. Bridget Fisher                          200                       *
--------------------------------------------------------------------------------
304. Daniel Fuentes                             300                       *
--------------------------------------------------------------------------------
305. Rosanne Fuentes                            200                       *
--------------------------------------------------------------------------------
306. Chita A. Fulinara                          200                       *
--------------------------------------------------------------------------------
307. Delia Gedang                            18,800                       *
--------------------------------------------------------------------------------
308. Carina C. Geluz                         15,000                       *
--------------------------------------------------------------------------------
309. Dana P. Gooden                           3,600                       *
--------------------------------------------------------------------------------
310. Bryan Grayson                              400                       *
--------------------------------------------------------------------------------
311. Bryan Grayson                            1,600                       *
--------------------------------------------------------------------------------
312. Giovanny Guzman                            200                       *
--------------------------------------------------------------------------------
313. Don J. Harrington                          200                       *
--------------------------------------------------------------------------------
314. Gerri Harris                               200                       *
--------------------------------------------------------------------------------
315. Sylvester M. Harrison                    3,600                       *
--------------------------------------------------------------------------------
316. Zainab M. Hassan                         1,000                       *
--------------------------------------------------------------------------------
317. Zelda E. Helewa                            200                       *
--------------------------------------------------------------------------------
318. Arnaldo Hinagpis                           200                       *
--------------------------------------------------------------------------------
319. Daisy M. Hinagpis                        3,000                       *
--------------------------------------------------------------------------------
320. Marciano Hinagpis                        3,500                       *
--------------------------------------------------------------------------------
321. Carlos L. Ilem, DMD                     18,900                       *
--------------------------------------------------------------------------------
322. Gerald Johnson                           3,000                       *
--------------------------------------------------------------------------------
323. Jacqueline Johnson                         300                       *
--------------------------------------------------------------------------------
324. Raymond Kpeglo                             200                       *
--------------------------------------------------------------------------------
325. Marilyn Lanot                              200                       *
--------------------------------------------------------------------------------
326. Carmel Laurel                              300                       *
--------------------------------------------------------------------------------
327. Emile S. Laurel                          2,800                       *
--------------------------------------------------------------------------------
328. Lamar Legaspi                            1,000                       *
--------------------------------------------------------------------------------
329. Carmichael Llaban                          200                       *
--------------------------------------------------------------------------------
330. Fernando Lopez                             200                       *
--------------------------------------------------------------------------------
331. Aurora F. Lorenzo                        3,200                       *
--------------------------------------------------------------------------------
332. Carlos Macaraeg                         20,000                       *
--------------------------------------------------------------------------------
333. Herbert Y. Magtoto                         200                       *
--------------------------------------------------------------------------------
334. Charlene Makaiwi                           300                       *
--------------------------------------------------------------------------------
335. Nathan Makaiwi                           3,000                       *
--------------------------------------------------------------------------------
336. Shawn Meadows                            3,600                       *
--------------------------------------------------------------------------------
337. Shawn Meadows                            1,000                       *
--------------------------------------------------------------------------------
338. Shawn Meadows                              700                       *
--------------------------------------------------------------------------------
339. Robert Mendoza                             200                       *
--------------------------------------------------------------------------------
340. Janice Mesa                                200                       *
--------------------------------------------------------------------------------
341. Edward Mills                               200                       *
--------------------------------------------------------------------------------
342. Erlinda Miranda                            400                       *
--------------------------------------------------------------------------------
343. Clifton Mouzon                           3,000                       *
--------------------------------------------------------------------------------
344. Alberto G. Murillio                        200                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
345. Julieta R. Neal                            200                       *
--------------------------------------------------------------------------------
346. Michael Newman                             200                       *
--------------------------------------------------------------------------------
347. Miguelita R. Nicer                         200                       *
--------------------------------------------------------------------------------
348. Jasmin Nimez                               200                       *
--------------------------------------------------------------------------------
349. Emmanuel Ochoco                            200                       *
--------------------------------------------------------------------------------
350. Nenita Ochoco                              200                       *
--------------------------------------------------------------------------------
351. Vellmer F. Olaso                         3,600                       *
--------------------------------------------------------------------------------
352. Irene Olotoa                             2,800                       *
--------------------------------------------------------------------------------
353. Ron Oubichon                               200                       *
--------------------------------------------------------------------------------
354. Jacqueline B. Patricio                     200                       *
--------------------------------------------------------------------------------
355. Eldridge Pabssley                          400                       *
--------------------------------------------------------------------------------
356. Rafael Pena                                200                       *
--------------------------------------------------------------------------------
357. Annie Pengosro                             200                       *
--------------------------------------------------------------------------------
358. Abigail C. Planas                       19,300                       *
--------------------------------------------------------------------------------
359. Juan A. Planas, III                     35,000                       *
--------------------------------------------------------------------------------
360. Zenaida F. Puentes                         200                       *
--------------------------------------------------------------------------------
361. Rebecca Pugao                            2,500                       *
--------------------------------------------------------------------------------
362. Ralph P. Ramirez                           200                       *
--------------------------------------------------------------------------------
363. Gemma Robledo                            2,000                       *
--------------------------------------------------------------------------------
364. Diana Roque                              3,600                       *
--------------------------------------------------------------------------------
365. Ferdinand Rubio                            300                       *
--------------------------------------------------------------------------------
366. Richard Russell                            200                       *
--------------------------------------------------------------------------------
367. Pacita C. Sanchez                          300                       *
--------------------------------------------------------------------------------
368. Sandra Sanchez                             200                       *
--------------------------------------------------------------------------------
369. Stephen B. Shelton                         200                       *
--------------------------------------------------------------------------------
370. Steven E. Shelton                          300                       *
--------------------------------------------------------------------------------
371. Gujuan Smith                             2,600                       *
--------------------------------------------------------------------------------
372. Allan Solidum                              200                       *
--------------------------------------------------------------------------------
373. Eliseo F. Solomon                          200                       *
--------------------------------------------------------------------------------
374. Edita Tavera                             3,600                       *
--------------------------------------------------------------------------------
375. Chaunus & Chaumeiko Thompson               200                       *
--------------------------------------------------------------------------------
376. Melba Thompson                             200                       *
--------------------------------------------------------------------------------
377. Melba Thompson                           1,000                       *
--------------------------------------------------------------------------------
378. Maria Tinoco                               200                       *
--------------------------------------------------------------------------------
379. Arminda S. Tolentino                    10,000                       *
--------------------------------------------------------------------------------
380. Ted S. Tolentino                         1,000                       *
--------------------------------------------------------------------------------
381. Myrna R. Vinas                             200                       *
--------------------------------------------------------------------------------
382. Ramon S. Viray                             300                       *
--------------------------------------------------------------------------------
383. Robin Viray                                200                       *
--------------------------------------------------------------------------------
384. Teresa Visip                               200                       *
--------------------------------------------------------------------------------
385. Carrier Walker                             200                       *
--------------------------------------------------------------------------------
386. Marshall Walker, III                       300                       *
--------------------------------------------------------------------------------
387. Derold Walls                               200                       *
--------------------------------------------------------------------------------
388. Ron Washington                          11,600                       *
--------------------------------------------------------------------------------
389. Dawtrell Williams                          200                       *
--------------------------------------------------------------------------------
390. Elizabeth A. Wilson                      1,000                       *
--------------------------------------------------------------------------------
391. Michael Wilson                             200                       *
--------------------------------------------------------------------------------
392. Randy Wilson                             3,000                       *
--------------------------------------------------------------------------------
393. Rigoberto E. Zuniga                      3,700                       *
--------------------------------------------------------------------------------
394. Susan C. Cornel                            400                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
395. Virginia M. Curtom                       1,000                       *
--------------------------------------------------------------------------------
396. Teresita Guadiz                            200                       *
--------------------------------------------------------------------------------
397. Reginald Kimura                          3,200                       *
--------------------------------------------------------------------------------
398. Vida Lohkar                              3,200                       *
--------------------------------------------------------------------------------
399. Anita Tolentino-Macaraeg                 1,800                       *
--------------------------------------------------------------------------------
400. Anthony Macaraeg                           400                       *
--------------------------------------------------------------------------------
401. Theresa Parungao                           200                       *
--------------------------------------------------------------------------------
402. Theresa Parungao                           200                       *
--------------------------------------------------------------------------------
403. Theresa Parungao                           400                       *
--------------------------------------------------------------------------------
404. Ted S. Tolentino                           200                       *
--------------------------------------------------------------------------------
405. Thelma Toribio                             200                       *
--------------------------------------------------------------------------------
406. Rebcca Visscher                            400                       *
--------------------------------------------------------------------------------
407. Vaclav Velechovsky                       3,400                       *
--------------------------------------------------------------------------------
408. Cres Velechovsky                           400                       *
--------------------------------------------------------------------------------
409. Nadia Waschuk                            3,400                       *
--------------------------------------------------------------------------------
410. Lewko Waschuck                             400                       *
--------------------------------------------------------------------------------
411. Slawko Waschuk                             400                       *
--------------------------------------------------------------------------------
412. Stephen Waschuk                            400                       *
--------------------------------------------------------------------------------
413. Joseph Polic                               400                       *
--------------------------------------------------------------------------------
414. James McQuirter                            800                       *
--------------------------------------------------------------------------------
415. Reginald Kimura                          3,200                       *
--------------------------------------------------------------------------------
416. Eve English                                400                       *
--------------------------------------------------------------------------------
417. Kaila M. Beltrano                       10,000                       *
--------------------------------------------------------------------------------
418. Imelda B. Almazan                          300                       *
--------------------------------------------------------------------------------
419. Felipe & Teresita Angus                  3,600                       *
--------------------------------------------------------------------------------
420. Russell, Bono                              200                       *
--------------------------------------------------------------------------------
421. Martina C. Bumacod                         200                       *
--------------------------------------------------------------------------------
422. Joyce F. Butler                          1,000                       *
--------------------------------------------------------------------------------
423. Marissa N. Calica                          200                       *
--------------------------------------------------------------------------------
424. Gil M. Cornel, Jr.                       3,600                       *
--------------------------------------------------------------------------------
425. Gil M. Cornel, Jr.                       1,000                       *
--------------------------------------------------------------------------------
426. Liza M. Cornel                           3,600                       *
--------------------------------------------------------------------------------
427. Liza M. Cornel                           3,600                       *
--------------------------------------------------------------------------------
428. Liza M. Cornel                           5,000                       *
--------------------------------------------------------------------------------
429. Liza M. Cornel                             400                       *
--------------------------------------------------------------------------------
430. Liza M. Cornel                           2,700                       *
--------------------------------------------------------------------------------
431. Liza M. Cornel                           3,200                       *
--------------------------------------------------------------------------------
432. Celestial Treasure, Inc.                 3,400                       *
--------------------------------------------------------------------------------
433. Arnold Anthony Dauz                        200                       *
--------------------------------------------------------------------------------
434. Alfred Dawkins                             200                       *
--------------------------------------------------------------------------------
435. Jacques Deschamps/George Seguin          4,400                       *
--------------------------------------------------------------------------------
436. Lenette Dimitui                            200                       *
--------------------------------------------------------------------------------
437. Mary Ann K. Espina                         200                       *
--------------------------------------------------------------------------------
438. Estela M. Fulinara                       1,000                       *
--------------------------------------------------------------------------------
439. Abner E. Gaurino                         1,000                       *
--------------------------------------------------------------------------------
440. Debra Gedang                             7,200                       *
--------------------------------------------------------------------------------
441. Carina C. Geluz                          5,000                       *
--------------------------------------------------------------------------------
442. Carina C. Geluz                          4,300                       *
--------------------------------------------------------------------------------
443. Carina C. Geluz                          4,300                       *
--------------------------------------------------------------------------------
444. Caryn Guillermo                            750                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
445. Cynthia Guillermo                        2,450                       *
--------------------------------------------------------------------------------
446. Edwin Guillermo                            750                       *
--------------------------------------------------------------------------------
447. Erick Guillermo                            750                       *
--------------------------------------------------------------------------------
448. Jessie Griffin                             300                       *
--------------------------------------------------------------------------------
449. Carmen C. Hernandez                      2,000                       *
--------------------------------------------------------------------------------
450. Ronald Herrera                           4,300                       *
--------------------------------------------------------------------------------
451. Richard E. Hubert                          200                       *
--------------------------------------------------------------------------------
452. Lupe Huerta                              3,600                       *
--------------------------------------------------------------------------------
453. Tina Huynh                                 200                       *
--------------------------------------------------------------------------------
454. Tony Q. Lam                              3,300                       *
--------------------------------------------------------------------------------
455. Ramon C, Legaspi                           200                       *
--------------------------------------------------------------------------------
456. Iluminada Lim                              200                       *
--------------------------------------------------------------------------------
457. Henry K. Lopez                           3,300                       *
--------------------------------------------------------------------------------
458. Frederick Madrid                         1,800                       *
--------------------------------------------------------------------------------
459. Rachelle Joy Magtanong                   1,800                       *
--------------------------------------------------------------------------------
460. Bong Magtanong                           3,700                       *
--------------------------------------------------------------------------------
461. Ronald Samuel Magtanong                  3,600                       *
--------------------------------------------------------------------------------
462. Smile Magtanong                          3,000                       *
--------------------------------------------------------------------------------
463. Alicia Maldonado/Albert Maldonado          200                       *
--------------------------------------------------------------------------------
464. Alice Maldonado                            100                       *
--------------------------------------------------------------------------------
465. Consolacion J. Malgapo                     200                       *
--------------------------------------------------------------------------------
466. Khim V. Marchadesch                        300                       *
--------------------------------------------------------------------------------
467. Samuel F. Mendaros                         200                       *
--------------------------------------------------------------------------------
468. Ronald L. Mercado                          200                       *
--------------------------------------------------------------------------------
469. Vellmer Olaso & Myrna Olaso              4,300                       *
--------------------------------------------------------------------------------
470. Thelma Olaso-Palma                       4,300                       *
--------------------------------------------------------------------------------
471. Antonio S. Padron                        3,600                       *
--------------------------------------------------------------------------------
472. Rey T. Pastrana                            200                       *
--------------------------------------------------------------------------------
473. Marcelino J. Perez                         200                       *
--------------------------------------------------------------------------------
474. Arturo Ramos                             1,000                       *
--------------------------------------------------------------------------------
475. Lina Resurreccion                        1,000                       *
--------------------------------------------------------------------------------
476. Jeffrey Reyes Roxas                      4,300                       *
--------------------------------------------------------------------------------
477. John Stark                                 200                       *
--------------------------------------------------------------------------------
478. Alan J. Tan                              4,300                       *
--------------------------------------------------------------------------------
479. Delio Tocong & Juliana Tocong            4,000                       *
--------------------------------------------------------------------------------
480. David S. Tucker                            200                       *
--------------------------------------------------------------------------------
481. Ysmael P. Wariner                        3,600                       *
--------------------------------------------------------------------------------
482. Ysmael P. Wariner                        2,500                       *
--------------------------------------------------------------------------------
483. Ysmael P. Wariner                        2,500                       *
--------------------------------------------------------------------------------
484. Ysmael P. Wariner                        2,500                       *
--------------------------------------------------------------------------------
485. Ysmael P. Wariner                       19,600                       *
--------------------------------------------------------------------------------
486. Felix Bejarano                             200                       *
--------------------------------------------------------------------------------
487. Vandana Saini                              200                       *
--------------------------------------------------------------------------------
488. Namita Saini                             3,100                       *
--------------------------------------------------------------------------------
489. Frank G. Rodriguez                         200                       *
--------------------------------------------------------------------------------
490. Irene Aubertin                             400                       *
--------------------------------------------------------------------------------
491. Doris Cleve                                400                       *
--------------------------------------------------------------------------------
492. Cherry Pie G. Abracesa                     200                       *
--------------------------------------------------------------------------------
493. Perla Sasha                              3,200                       *
--------------------------------------------------------------------------------
494. Omar Anabo                              54,600                       *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
495. Hermilo D. Pabalan                       5,000                       *
--------------------------------------------------------------------------------
496. Edward E. Marifosque                     2,500                       *
--------------------------------------------------------------------------------
497. James McQuirter                          2,000                       *
--------------------------------------------------------------------------------
498. Rosa R. Roberts                            200                       *
--------------------------------------------------------------------------------
499. Maria Leah Samaniego                       100                       *
--------------------------------------------------------------------------------
500. Eduardo and Felicidad Geaga             30,000                       *
--------------------------------------------------------------------------------
501. Jaime Leviste                            5,000                       *
--------------------------------------------------------------------------------
502. Dana P. Gooden                             100                       *
--------------------------------------------------------------------------------
503. Jerry Coleman                            1,500                       *
--------------------------------------------------------------------------------
504. Imelda Bermundo                          1,000                       *
--------------------------------------------------------------------------------
505. Amante Bermundo                          1,000                       *
--------------------------------------------------------------------------------
506. Isabelita T. Palpal-Latoc                3,000                       *
--------------------------------------------------------------------------------
507. Florida Bomongcag                          200                       *
--------------------------------------------------------------------------------
508. Margaret R. O'Brien                        200                       *
--------------------------------------------------------------------------------
509. Conchita A. Vincente                       200                       *
--------------------------------------------------------------------------------
510. Margaret R. O'Brien                        100                       *
--------------------------------------------------------------------------------
511. Franco A. Filice                         3,800                       *
--------------------------------------------------------------------------------
512. Ludy P. Grosnickle                      10,000                       *
--------------------------------------------------------------------------------
513. Ruth Scherb                                400                       *
--------------------------------------------------------------------------------
514. Nadia Waschuk                            4,100                       *
--------------------------------------------------------------------------------
515. Nadia Waschuk                            4,300                       *
--------------------------------------------------------------------------------
516. Nadia Waschuk                            4,300                       *
--------------------------------------------------------------------------------
517. Nadia Waschuk                            5,000                       *
--------------------------------------------------------------------------------
518. Stephen Waschuk                          3,500                       *
--------------------------------------------------------------------------------
519. Stephen Waschuk                            200                       *
--------------------------------------------------------------------------------
520. Stephen Waschuk                            200                       *
--------------------------------------------------------------------------------
521. Stephen Waschuk                            200                       *
--------------------------------------------------------------------------------
          TOTAL COMMON SHARES             1,447,167                       *
--------------------------------------------------------------------------------

*    PERCENT OWNED IS LESS THAN 1%

The following table sets forth the holders of options for which underlying shares of Common Stock are to be registered.

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
1.   Gil Kim and Judy Kim                                  500,000         6.64%
--------------------------------------------------------------------------------
2.   Strawberry Canyon Capital, Inc.                       250,000         3.32%
--------------------------------------------------------------------------------
3.   Aide F. Evangelista                                       300        *
--------------------------------------------------------------------------------
4.   Cecille L. Doromal                                      5,000        *
--------------------------------------------------------------------------------
5.   Ray V. Valencia                                         8,200        *
--------------------------------------------------------------------------------
6.   Gonzalo B. Estrada, Jr. and
     Annette S. Estrada                                     22,500        *
--------------------------------------------------------------------------------
7.   Arminda S. Tolentino                                    6,300        *
--------------------------------------------------------------------------------
8.   Ted S. Tolentino                                        2,200        *
--------------------------------------------------------------------------------
9.   Anita S. Tolentino-Macaraeg, M.D.                      18,300        *
--------------------------------------------------------------------------------
10.  Frank Gambrell and/ or
     Bettina Gambrel                                         3,700        *
--------------------------------------------------------------------------------
11.  Anthony Macaraeg                                        3,400        *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
12.  Carlos Macaraeg                                        22,000        *
--------------------------------------------------------------------------------
13.  Tony Anabo and Artgel                                   3,300        *
--------------------------------------------------------------------------------
14.  Concepcion A. Matys                                     3,300        *
--------------------------------------------------------------------------------
15.  Joseph R. Domaguing                                     3,300        *
--------------------------------------------------------------------------------
16.  Donato Lara                                             3,000        *
--------------------------------------------------------------------------------
17.  Jonathan Golfo                                          3,000        *
--------------------------------------------------------------------------------
18.  Jo-Ann Lagud                                            3,000        *
--------------------------------------------------------------------------------
19.  Alice Go                                                3,900        *
--------------------------------------------------------------------------------
20.  Athenia Del Rosario                                     5,000        *
--------------------------------------------------------------------------------
21.  Maria Remedios Sison                                    1,000        *
--------------------------------------------------------------------------------
22.  Alicia Fajardo                                            200        *
--------------------------------------------------------------------------------
23.  Maricel Fajardo                                           200        *
--------------------------------------------------------------------------------
24.  Oliver Fajardo                                            200        *
--------------------------------------------------------------------------------
25.  Analie Fajardo                                            200        *
--------------------------------------------------------------------------------
26.  Fidel Sales                                            10,000        *
--------------------------------------------------------------------------------
27.  Lyndon M. Flores                                        3,300        *
--------------------------------------------------------------------------------
28.  Lawrence S. Gamboa                                      3,900        *
--------------------------------------------------------------------------------
29.  Deborah Gambrell                                          200        *
--------------------------------------------------------------------------------
30.  Wilma V. Valencia & Michael V. Cruz                     3,600        *
--------------------------------------------------------------------------------
31.  Twyla A. Moss                                             100        *
--------------------------------------------------------------------------------
32.  Charles H. Brogden                                        200        *
--------------------------------------------------------------------------------
33.  Anthony J. Lewis                                          200        *
--------------------------------------------------------------------------------
34.  Michael A. Andrews                                        200        *
--------------------------------------------------------------------------------
35.  Joyce and/or Nelson Hampton                               200        *
--------------------------------------------------------------------------------
36.  Daisaku Matsuya                                           200        *
--------------------------------------------------------------------------------
37.  Gerry Al Gamboa                                           400        *
--------------------------------------------------------------------------------
38.  Chieh-Chieh Chyan                                       2,900        *
--------------------------------------------------------------------------------
39.  Melissa Gabriella                                         200        *
--------------------------------------------------------------------------------
40.  Tiara L. Cortez                                           200        *
--------------------------------------------------------------------------------
41.  Mark Wong                                               3,600        *
--------------------------------------------------------------------------------
42.  Michael W. Grosnickle                                  12,700        *
--------------------------------------------------------------------------------
43.  Yolanda Santiago                                          200        *
--------------------------------------------------------------------------------
44.  Editha Pascual                                            200        *
--------------------------------------------------------------------------------
45.  Steven A. Peredo                                          200        *
--------------------------------------------------------------------------------
46.  Ludy Grosnickle                                           200        *
--------------------------------------------------------------------------------
47.  Michael W. Grosnickle                                     200        *
--------------------------------------------------------------------------------
48.  Paul Eddy & Rosita Mesa-Willy                           2,700        *
--------------------------------------------------------------------------------
49.  Paul Eddy                                                 200        *
--------------------------------------------------------------------------------
50.  Rosita Mesa-Willy                                         200        *
--------------------------------------------------------------------------------
51.  Paul Eddy & Rosita Mesa-Willy                             200        *
--------------------------------------------------------------------------------
52.  Lorna Cristobal                                           200        *
--------------------------------------------------------------------------------
53.  Roger Paligutan                                         2,700        *
--------------------------------------------------------------------------------
54.  Sol Caceros                                               200        *
--------------------------------------------------------------------------------
55.  Mario Pineda                                              200        *
--------------------------------------------------------------------------------
56.  Jocelyn Paligutan                                         200        *
--------------------------------------------------------------------------------
57.  Arceli Wayne                                              200        *
--------------------------------------------------------------------------------
58.  Mario Macaraeg                                          3,500        *
--------------------------------------------------------------------------------
59.  You Mei Zeng                                          206,100        *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         SHARES OF    PERCENTAGE
                                                        COMMON STOCKS   OWNED
                                           SHARES OF     UNDERLYING    IF MORE
     NAME OF SELLING STOCKHOLDER          COMMON STOCK   THE OPTIONS   THAN 1%
--------------------------------------------------------------------------------
60.  Patrick Wong                                           11,600        *
--------------------------------------------------------------------------------
61.  Nicole Melissa Usison                                     200        *
--------------------------------------------------------------------------------
62.  May Usison                                              3,400        *
--------------------------------------------------------------------------------
63.  Kaila Beltrano                                         45,100        *
--------------------------------------------------------------------------------
64.  Sam Pelicon                                           100,000        *
--------------------------------------------------------------------------------
65.  Maria C. Amopudia                                       3,600        *
--------------------------------------------------------------------------------
66.  Lorelie Sales                                          39,100        *
--------------------------------------------------------------------------------
67.  Jose Luis Robledo, Jr.                                 26,200        *
--------------------------------------------------------------------------------
68.  Gemma Robledo                                          16,700        *
--------------------------------------------------------------------------------
69.  Opetaia Tuufuli                                         2,500        *
--------------------------------------------------------------------------------
70.  Marie Beltrano                                          3,600        *
--------------------------------------------------------------------------------
71.  Lani S. Criste                                         26,200        *
--------------------------------------------------------------------------------
72.  Quoc Hung-Le                                            3,100        *
--------------------------------------------------------------------------------
73.  Quoc Hung-Le                                              200        *
--------------------------------------------------------------------------------
74.  Thu-Phuong Nguyen                                         200        *
--------------------------------------------------------------------------------
75.  Tuyen Le                                                  200        *
--------------------------------------------------------------------------------
76.  Penny Jo                                              100,000        *
--------------------------------------------------------------------------------
77.  Roy Vanderkallen                                       10,000        *
--------------------------------------------------------------------------------
78.  Dr. Art Kilkuit                                        10,000        *
--------------------------------------------------------------------------------
79.  Tito A. Cortez                                          2,700        *
--------------------------------------------------------------------------------
80.  Arabella B. M. Cortez                                     200        *
--------------------------------------------------------------------------------
81.  Dr. Kiwata                                             10,000        *
--------------------------------------------------------------------------------
82.  Grace Korean Church                                    20,000        *
--------------------------------------------------------------------------------
83.  Crossroad Christian Church                             20,000        *
--------------------------------------------------------------------------------
84.  Ray Angulo                                             10,000        *
--------------------------------------------------------------------------------
85.  Amy Kim                                                50,000        *
--------------------------------------------------------------------------------
86.  Jenna Kim                                              50,000        *
--------------------------------------------------------------------------------
87.  George Kim                                             50,000        *
--------------------------------------------------------------------------------
88.  Mee Ran Kim                                           100,000        *
--------------------------------------------------------------------------------
89.  Abigale Planas                                         10,000        *
--------------------------------------------------------------------------------
90.  Dr. Chuck Koo                                          20,000        *
--------------------------------------------------------------------------------
          TOTAL UNDERLYING OPTIONS                       1,876,000
--------------------------------------------------------------------------------

*    PERCENT OWNED IS LESS THAN 1%

                              PLAN OF DISTRIBUTION

All of the shares registered under this Registration Statement have been previously issued under options exercised by members of our network marketing program. These shareholders will be free to sell their shares into the market for our common stock upon this Registration Statement being declared effective.

We are also registering 1,876,000 shares of stock underlying certain options to purchase our shares of common stock. Upon exercise of these options, the exercising party will receive the shares of stock registered in connection with the Registration Statement, of which this Prospectus is a part. We will receive the amount of the exercise price.

SELLING SHAREHOLDERS

The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares pursuant to this prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor are there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

The Selling Shareholders, individuals exercising the options and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act. Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares as principals may be deemed underwriting compensation under the Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, $.001 par value. We have no shares of Preferred Stock.

Our Transfer Agent is Transfer Online, located at 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

The following summary of certain terms of the Common Stock does not purport to be complete and you should consult our Articles of Incorporation and Bylaws, which are being filed with the SEC herewith, for the complete details.

COMMON STOCK

As of November 15, 2002 there were 4,512,667 shares of Common Stock outstanding.

Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board of directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

Holders of Common Stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                  LEGAL MATTERS

Horwitz & Cron of Irvine, California, will pass upon the validity of the securities offered hereby for us.

                                     EXPERTS

The financial statements that we include in this Registration Statement, have been included in reliance upon the report of Mendoza Berger & Company, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

The following financial statements are included herein:

     o    Balance Sheets of the Company as of July 31, 2002 and 2001 (audited)

     o Statements of Income of the Company for the fiscal year ended July 31, 2002 and for the period from inception (June 26, 2001) through July 31, 2001 (audited)

     o Statement of Stockholder's Equity from inception (June 26, 2001) to July 31, 2001 and for the year ended July 31, 2002 (audited)

     o Statement of Cash Flows of the Company for the fiscal year ended July 31, 2002 and for the period from inception (June 26, 2001) through July 31, 2001 (audited)

                              MSTG SOLUTIONS, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
-------- ------------------------------------------

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Nevada Corporation Law.

Item 25. Other Expenses of Issuance and Distribution
-------- -------------------------------------------

All the following numbers are approximations only:

     SEC Registration Fee                         $     500
     Accounting Fees and Expenses                 $  10,000
     Legal Fees and Expenses                      $  50,000
     Printing Expenses                            $   2,500
     Miscellaneous                                $   5,000
                                                  ---------

          Total                                   $  68,000
                                                  =========

Item 26. Recent Sales of Unregistered Securities
-------- ---------------------------------------

A.   Sales of Unregistered Securities to Officers & Directors

     1. In July 2001, upon our inception, we issued 3,100,000 shares of restricted Common Stock to its founders, Gil and Judy Kim and 500,000 options to acquire shares of our common stock. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

B.   Sales of Unregistered Securities to Private Investors

     1. Our company provides stock options as an incentive to our network marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, we have 1,447,167 shares have been issued as the result of option exercises. We received $560,000 as a result of these option exercises. Each optionholder was provided with a disclosure document prior to the exercise of their options.

     2. Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Horwitz & Cron, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on behalf of MSTG. The shares underlying both of these sets of options are registered hereunder.

The following documents that we filed with the SEC are incorporated by reference in this prospectus:

Item 27. Exhibits
-------- --------

EXHIBIT

3.1 Articles of Incorporation of TECH Windows, a Nevada corporation, filed June 26, 2001
3.2       Certificate  of  Amendment  to  Articles  of   Incorporation  of  MSTG
          Solutions, Inc., a Nevada corporation, filed February 28, 2002
3.3       Restated Bylaws of MSTG Solutions, Inc., dated February 28, 2002
5         Opinion of Horwitz & Cron (including consent), dated November 15, 2002
10.1      Employment Agreement with Gil Kim, dated December 1, 2001
10.2      Employment Agreement with Judy Kim, dated December 1, 2001
10.3 Retainer Agreement by and between MSTG Solutions, Inc. and Horwitz & Cron, dated January 25, 2002
10.4      Certificate of Officers of MSTG  Solutions,  Inc.,  dated November 15,
          2002
10.5      Form of Option Agreement ($0.25 and $0.50 options)
10.6      Form of Option Agreement ($1.50 options)
24.3      Consent of Mendoza Berger & Company, dated November 22, 2002
25        Power of Attorney
25.1      Financial Statements

Item 28. Undertakings
---------------------

The undersigned registrant hereby undertakes to:

     (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

          (i)  Include any prospectus required by section 10(a)(3) of the Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii)Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orange, State of California on November 22, 2002.

                                        MSTG SOLUTIONS, INC.


                                        By: /s/ Gil Kim
                                           -------------------------------------
                                        By:  Gil Kim
                                        Its: President and Chairman of the Board


                                POWER OF ATTORNEY

We, the undersigned directors and officers of MSTG Solutions, Inc., a Nevada corporation, do hereby constitute and appoint Gil Kim our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable MSTG Solutions, Inc., a Nevada corporation, to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                         DATE


By: /s/ Gil Kim          President and Chairman of the Board   November 22, 2002
   ------------------    (Principal Executive Officer)
        Gil Kim

By: /s/ Judy Kim         Secretary, Chief Financial Officer    November 22, 2002
   ------------------    and Director (Principal Accounting
        Judy Kim         and Financial Officer)

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